UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.)

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☐    Definitive Proxy Statement
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☐    Soliciting Material under §240.14a-12

OPIANT PHARMACEUTICALS, INC.
(Name of Registrant as Specified in its Charter)
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Additional Information Regarding Opiant Pharmaceuticals’ Annual Meeting of Stockholders to be Held on June 14, 2022
Opiant Pharmaceuticals issued the following press release on May 20, 2022, which relates to its proxy statement dated April 18, 2022, and furnished to its stockholders in connection with the solicitation of proxies for use at its annual meeting of stockholders to be held on Tuesday, June 14, 2022.
This supplement is being filed with the Securities and Exchange Commission and was made available to stockholders on May 23, 2022.

This supplement should be read in conjunction with Opiant Pharmaceuticals’ proxy statement dated April 18, 2022.

Opiant Pharmaceuticals to Hold Virtual 2022 Annual Shareholder Meeting on Tuesday, June 14, 2022 at 9:00am PDT

SANTA MONICA, CA., May 20, 2022 -- Opiant Pharmaceuticals, Inc. (“Opiant”) (NASDAQ: OPNT), announced today that to protect the health and safety of its shareholders, employees, and communities amidst a rise locally in COVID-19, Opiant's 2022 Annual Meeting of Shareholders will be held in a virtual-only meeting format via live audio webcast. The meeting will be held online only and will begin at 09:00 AM PDT on June 14, 2022, as previously scheduled. The matters to be voted on at the 2022 Annual Meeting, remain unchanged.

The Company’s proxy statement describing the formal business to be conducted at the meeting is available on the Investors section of the Company’s website at:

https://ir.opiant.com/static-files/2112e0ec-9025-42f9-9204-084a734d662b

Shareholders who elect to virtually attend the meeting may do so as follows:

Date: Tuesday, June 14, 2022
Time: 9:00 a.m. (PDT)
Live Virtual Meeting: https://zoom.us/j/95041888598 (Meeting ID: 950 4188 8598)

Find your local number via https://zoom.us/u/apRdfUhqI

Shareholders of record at the close of business on April 18, 2021, the record date for the 2022 Annual Meeting, are entitled to participate in the virtual meeting and will need their assigned 16-digit control number to vote shares electronically at the virtual meeting by submitting an email to: Admin12@astfinancial.com

Important Information for Voting Shares

Your vote is important. Whether or not shareholders plan to attend the virtual-only annual meeting, Opiant urges shareholders to vote and submit their proxies in advance of the meeting by one of the methods described in the proxy materials.

Shareholders of record with Internet access may submit proxies until 11:59 p.m., Eastern Time, on June 14, 2022, by following the instructions on your proxy cards or at www.voteproxy.com.

Shareholders who have already voted their shares do not need to vote them again because of this change in meeting format.

A list of shareholders entitled to vote at the 2022 Annual Meeting will be available for review by interested shareholders. Please contact the Company’s Investor Relations by sending an e-mail to batkins@opiant.com, if you wish to inspect the list prior to the meeting.

Attending the Annual Meeting as a Guest

Those without a control number may attend the virtual meeting as guests, but will not have the option to vote.

About Opiant Pharmaceuticals, Inc. Opiant Pharmaceuticals, Inc., the company that developed NARCAN® Nasal Spray, is building a leading franchise of new medicines to combat addictions and drug overdose.

For more information visit: www.opiant.com.

# # #

Important Notice of Availability of Proxy Materials for the Stockholder Meeting of

OPIANT PHARMACEUTICALS, INC.

To Be Held On:

June 14, 2022 at 9:00 a.m.

Live Virtual Meeting: http://zoom.us/j/95041888598
Meeting ID: 95041888598

Company Number
Account Number
Control Number
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.
If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before 06/05/22.
Please visit http://www.astproxyportal.com/ast/21992/, where the following materials are available for view:
 * Notice of Annual Meeting of Stockholders
 * Proxy Statement
 * Form of Electronic Proxy Card
 * Annual Report on Form 10-K

TO REQUEST MATERIAL:	TELEPHONE: 888-Proxy-NA (888-776-9962) 718-921-8562 (for international callers) E-MAIL: info@astfinancial.com WEBSITE: https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials
TO VOTE:
ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

IN PERSON: You may vote your shares in person by attending the Annual Meeting.

TELEPHONE: To vote by telephone, please visit www.voteproxy.com to view the materials and to obtain the toll free number to call.

MAIL: You may request a card by following the instructions above.

1.Election of Directors:	2. Ratification of Independent Registered Public Accounting Firm.
NOMINEES:	3. Advisory Approval of our Executive Compensation
Dr. Roger Crystal
Ann MacDougall
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED NOMINEES, "FOR" PROPOSALS 2 AND 3.

Please note that you cannot use this notice to vote by mail.